TRIGON HEALTHCARE, INC.

                                     BYLAWS


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                               TABLE OF CONTENTS

                                   ARTICLE I.
                            MEETINGS OF STOCKHOLDERS

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         1.1  Place and Time of Meetings........................................................................  1
         1.2  Organization and Order of Business................................................................  1
         1.3  Annual Meeting....................................................................................  1
         1.4  Substitute Annual Meeting.........................................................................  2
         1.5  Special Meetings..................................................................................  2
         1.6  Record Dates......................................................................................  2
         1.7  Notice of Meetings................................................................................  3
         1.8  Waiver of Notice; Attendance at Meeting...........................................................  4
         1.9  Quorum and Voting Requirements....................................................................  4
         1.10  Proxies..........................................................................................  4
         1.12  Action Without Meeting...........................................................................  5


                                  ARTICLE II.
                                   DIRECTORS

         2.1  General Powers....................................................................................  5
         2.2  Number and Term...................................................................................  6
         2.3  Nomination of Directors...........................................................................  6
         2.4  Election..........................................................................................  7
         2.5  Removal; Vacancies................................................................................  7
         2.6  Annual and Regular Meetings.......................................................................  7
         2.7  Special Meetings..................................................................................  8
         2.8  Notice of Meetings................................................................................  8
         2.9  Waiver of Notice; Attendance at Meeting...........................................................  8
         2.10 Quorum; Voting....................................................................................  8
         2.11 Telephonic Meetings...............................................................................  8
         2.12 Action Without Meeting............................................................................  9
         2.13 Compensation......................................................................................  9


                                  ARTICLE III.
                            COMMITTEES OF DIRECTORS

         3.1  Committees........................................................................................  9
         3.2  Limitation on Authority of Committees.............................................................  9
         3.3  Committee Meetings; Miscellaneous.................................................................  9

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         3.4  Executive Committee...............................................................................  9
         3.5  Authority of Executive Committee.................................................................. 10
         3.6  Standing Committees............................................................................... 10
         3.7  Audit Committee................................................................................... 10
         3.8  Nominating Committee.............................................................................. 10
         3.9  Finance and Investment Committee.................................................................. 10
         3.10 Human Resources, Compensation, and Employee Benefits Committee.................................... 11
         3.11 Provider Policy Committee......................................................................... 11
         3.12 Other Committees.................................................................................. 11

                                  ARTICLE IV.
                                    OFFICERS

         4.1  Officers.......................................................................................... 11
         4.2  Election; Term.................................................................................... 11
         4.3  Removal of Officers............................................................................... 12
         4.4  Duties of the Chairman............................................................................ 12
         4.5  Duties of the President........................................................................... 12
         4.6  Duties of the Secretary........................................................................... 12
         4.7  Duties of the Treasurer........................................................................... 12
         4.8  Duties of Other Officers.......................................................................... 12
         4.9  Voting Securities of Other Corporations........................................................... 13
         4.10 Bonds............................................................................................. 13

                                   ARTICLE V.
                               SHARE CERTIFICATES

         5.1  Form.............................................................................................. 13
         5.2  Transfer.......................................................................................... 13
         5.3  Restrictions on Transfer.......................................................................... 13
         5.4  Lost or Destroyed Share Certificates.............................................................. 13


                                  ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         6.1  Corporate Seal.................................................................................... 14
         6.2  Fiscal Year....................................................................................... 14
         6.3  Amendments........................................................................................ 14


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                            TRIGON HEALTHCARE, INC.

                                     BYLAWS

                                   ARTICLE I.
                            MEETINGS OF STOCKHOLDERS

         1.1 Place and Time of Meetings. Meetings of stockholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President, or the Board of Directors.

         1.2 Organization and Order of Business. The Chairman or, in his or her absence, the President shall serve as chairman at all meetings of the stockholders. In the absence of both of the foregoing officers or if both of them decline to serve, a majority of the shares entitled to vote at a meeting, may appoint any person entitled to vote at the meeting to act as chairman. The secretary of the Corporation or, in his or her absence, an assistant secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the secretary nor any assistant secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         The Chairman shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the stockholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation,
(iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not stockholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

         1.3 Annual Meeting. The annual meeting of stockholders shall be held on the second Wednesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day.

         At each annual meeting of stockholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is a stockholder of record of a class of shares entitled to vote on the business such stockholder is proposing, both at the time of the giving of the stockholder's notice hereinafter described in this Section 1.3 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 1.3.

         In order to bring before an annual meeting of stockholders any business which may properly be considered and which a stockholder has not sought to have included in the

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Corporation's proxy statement for the meeting, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a stockholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Corporation at the principal office of the Corporation, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation. Any such notice must be received (i) on or after the first day of February and before first day of March of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting, as prescribed in these bylaws, has been changed by more than 30 days.

         Each such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing business, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, (iii) a representation that such stockholder is a stockholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, and (v) any interest which the stockholder may have in such business.

         The Secretary or Assistant Secretary of the Corporation shall deliver each stockholder's notice that has been timely received to the Chairman for review.

         Notwithstanding the foregoing provisions of this Section 1.3, a stockholder seeking to have a proposal included in the Corporation's proxy statement for an annual meeting of stockholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

         1.4 Substitute Annual Meeting. If an annual meeting of stockholders is not held on the day designated in these Bylaws, a substitute annual meeting shall be called as promptly as is practicable by the Chairman, the President, or the Board of Directors. Any meeting so called shall be designated and treated for all purposes as the annual meeting.

         1.5 Special Meetings. Special meetings of the stockholders may be called only by the Chairman, the President, or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of stockholders may be conducted at the meeting.

         1.6 Record Dates. The Board of Directors shall fix, in advance, a record date to make a determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders, to receive any dividend or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of stockholders.

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         When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         1.7 Notice of Meetings. Written notice stating the place, day and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier, to each stockholder of record entitled to vote at such meeting and to such nonvoting stockholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed effective when (i) given personally or by telephone, (ii) sent by telegraph, teletype, telecopy or other form of wire or wireless communication or (iii) given to a private courier to be delivered.

         Notice of a stockholder's meeting to act on (i) an amendment of the Articles of Incorporation; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business, or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange, or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the stockholders, the Corporation shall also send a copy of the agreement to any stockholder who requests it.

         If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to stockholders as of the new record date, unless a court provides otherwise.

         Notwithstanding the foregoing, no notice of a meeting of stockholders need be given to a stockholder if (i) an annual report and proxy statements for two consecutive annual meetings of stockholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of stockholders to any such stockholder shall be reinstated once the Corporation has received a new address for such stockholder for entry on its share transfer books.

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         1.8 Waiver of Notice; Attendance at Meeting. A stockholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

         A stockholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         1.9 Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

         1.10 Proxies. A stockholder may vote his or her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the stockholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

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         1.11 Voting List. The officer or agent having charge of the share transfer books of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten days prior to the meeting such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facia evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders. The right of a stockholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the stockholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the stockholders after the making of any such demand shall be invalid and of no effect.

         1.12 Action Without Meeting. Action required or permitted to be taken at a meeting of stockholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the stockholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the stock holders entitled to vote on the action, and delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the Corporation, unless the consent specifies a different effective date, in which event the action taken under this section shall be effective as of the date specified therein, provided the consent states the date of execution by each stockholder. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

         If not otherwise fixed pursuant to the provisions of Section 1.6 the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent described in the preceding paragraph.

                                  ARTICLE II.
                                   DIRECTORS

         2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

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         2.2 Number and Term. The number of directors of the Corporation shall be fixed by the board of directors, but shall not be less than eleven (11) nor more than twenty (20). Only the stockholders may increase or decrease such minimum or maximum number of directors. No decrease in number shall have the effect of shortening the term of any incumbent director.

         The number of directors shall be divided into three groups with each group containing one third of the total, as nearly equal in number as possible. The terms of the directors in the first group shall expire at the first annual meeting of shareholders. The terms of the directors in the second group shall expire at the second annual meeting of shareholders and the terms of directors in the third group shall expire at the third annual meeting of shareholders. At each annual meeting of shareholders, one group of directors shall be elected for a term of three years to succeed those whose terms expire.

         A director may be removed from office as a director by the shareholders of the Corporation only with cause. Each director shall hold office until his or her death, resignation or removal for cause or until his or her successor is elected.

         2.3 Nomination of Directors. No person shall be eligible for election as a director at a meeting of stockholders unless nominated (i) by the Board of Directors upon recommendation of the Nominating Committee or otherwise or (ii) by a stockholder who is a stockholder of record of a class of shares entitled to vote for the election of directors, both at the time of the giving of the stockholder's notice hereinafter described in this Section 2.3 and on the record date for the meeting at which directors will be elected, and who complies with the notice procedures set forth in this Section 2.3.

         In order to nominate for election as directors at a meeting of stockholders any persons who are not listed as nominees in the Corportion's proxy statement for the meeting, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a stockholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Corporation at the principal office of the Corporation, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Corporation at the principal office of the Corporation. Any such notice must be received (i) on or after the first day of February and before the first day of March of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting, as prescribed in these Bylaws, has been changed by more than 30 days, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of stockholders called for the purpose of electing directors is first given to stockholders.

         Each such stockholder's notice shall set forth the following: (i) as to the stockholder giving the notice, (a) the name and address of such stockholder as they appear on the Corporation's stock transfer books, (b) the class and number of shares of the Corporation beneficially owned by such stockholder, (c) a representation that such stockholder is a

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stockholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings, if any, between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the stockholder wishes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him or her contained in the notice is correct.

         2.4 Election. Except as provided in Section 2.5 and in the Articles of Incorporation, the directors shall be elected by the holders of the Common shares at each annual meeting of stockholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his or her prior consent.

         2.5 Removal; Vacancies. The stockholders may remove one or more directors only with cause. If a director is elected by a voting group, only the stockholders of that voting group may elect to remove him or her. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him or her constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the stockholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

         A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the stockholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         2.6 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the

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Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

         2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the Directors of the Corporation, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

         2.8 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

         Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as he or she may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him or her. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

         2.9 Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

         A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.10 Quorum; Voting. A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting specified business at the meeting; or (ii) he or she votes against, or abstains from, the action taken.

         2.11 Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

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         2.12 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

         2.13 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

                                  ARTICLE III.
                             COMMITTEES OF DIRECTORS

         3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

         3.2 Limitation on Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to stockholders action that is required by law to be approved by stockholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws;
(v) approve a plan of merger not requiring stockholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Direc tors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         3.3 Committee Meetings; Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

         3.4 Executive Committee. The Board of Directors shall appoint an Executive Committee having not less than three (3) members to be annually elected by the Board from its own membership. The Chairman of the Board of Directors shall be among those elected. The Board shall designate the Chairman (or Co-Chairmen) of the Executive Committee at the time

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the Executive Committee is elected. The Chairman of the Executive Committee shall not be a salaried employee of the Corporation or any of its affiliates. Vacancies occurring in the Executive Committee prior to any annual election may be filled by the Board.

         3.5 Authority of Executive Committee. Between meetings of the Board, the Executive Committee shall have and exercise the authority of the Board, except (i) to the extent such authority is limited by the provisions of Section 3.2, (ii) to take action prohibited by Section 13.1-689 of the Code of Virginia, or (iii) to employ or terminate the employment of the Corporation's chief executive officer. One or more vacancies at any time existing in the Executive Committee shall not affect its authority.

         3.6 Standing Committees. The Board of Directors shall have the following standing committees: Audit; Finance and Investment; Human Resources, Compensation and Employee Benefits; Nominating and Corporate Governance; and Provider Policy.

         3.7 Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of not less than three directors, none of whom shall be salaried officers or employees of the Corporation. The Chairman of the Audit Committee will be elected by the members of the Audit Committee from among its members. The Audit Committee shall at all times have authority to investigate the financial reporting processes and internal controls of the Corporation and to report thereon and make its recommendations to the Board of Directors and to the Executive Committee, or to either of them. The Audit Committee shall regularly review the adequacy of internal financial controls, insure that sufficient and proper audits, both internal and external, are conducted of the Corporation's financial affairs and control systems, review with the Corporation's independent public accountants their reports, and recommend the selection of the Corporation's independent public accountants.

         3.8 Nominating Committee. The Board of Directors shall appoint a Nominating and Corporate Governance Committee consisting of not less than three directors. The Chairman of the Committee will not be a salaried officer or employee of the Corporation and will be elected by the Board of Directors from among the members of the Committee. A majority of the members of the Committee shall not be salaried officers or employees of the Corporation. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors those persons to be elected as directors of the Corporation, chairmen and members of the Executive Committee and standing Board committees (except Chairman of the Audit Committee), and officers of the Corporation. The Committee may also recommend to the Board of Directors general guidelines for the Board and Board committee structure, composition, and criteria for board membership, frequency of meetings, conflicts of interest, and Board compensation. The Nominating and Corporate Governance Committee shall review any actual or potential conflicts of interest involving any officer or director of the Corporation and shall make recommendations to the Board as may be appropriate.

         3.9 Finance and Investment Committee. The Finance and Investment Committee shall oversee the financial affairs and investments of the Corporation and its affiliates and will

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periodically report to the Board of Directors on these affairs and investments.
The Finance and Investment Committee will have not less than three members, all of whom shall be members of the Board of Directors. The Chairman of the Committee will not be a salaried officer or employee of the Corporation and will be elected by the Board of Directors from among the members of the Committee.

         3.10 Human Resources, Compensation, and Employee Benefits Committee. The Human Resources, Compensation, and Employee Benefits Committee shall consider management proposals, make recommendations to the Board of Directors and, where express authority is conferred, approve the compensation and benefits programs for the officers and employees of the Corporation and its affiliates. The Committee will have not less than three members, all of whom shall be members of the Board of Directors. No salaried officer or employee will serve as a member of the Committee. The Chairman of the Committee will be elected by the Board of Directors from among the members of the Committee.

         3.11 Provider Policy Committee. The Provider Policy Committee shall gather information, review management proposals, and make recommendations to the Board of Directors with respect to the Corporation's policies and procedures that have or will have a substantial impact upon institutional and professional providers of health care services. The Provider Policy Committee will have not less than three members, all of whom shall be members of the Board of Directors. The Chairman of the Committee will not be a salaried officer or employee of the Corporation and will be elected by the Board of Directors from among the members of the Committee.

         3.12 Other Committees. The Board of Directors, by resolutions adopted by a majority of directors in office, may designate and appoint one or more other committees, each of which shall include two or more directors. Such committees shall have authority to the extent provided for in the resolution of the Board of Directors. The Chairman may also appoint special or ad hoc committees which shall have such duties as may be specified in the Chairman's charge to the committee.

                                   ARTICLE IV.
                                    OFFICERS

         4.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and, in the discretion of the Board of Directors or the Chairman and the President, one or more Vice-Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

         4.2 Election; Term. The Chairman, the President, the Secretary and the Treasurer shall be elected by the Board of Directors. The Chairman may from time to time appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected.

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Officers appointed by the Chairman shall hold office, unless sooner removed, until their successors are appointed. The action of the Chairman in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer or officers appointing him or her, and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

         4.3 Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause. The Chairman may remove any officer he appoints at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken.

         4.4 Duties of the Chairman. The Chairman shall be the Chief Executive Officer of the Corporation. He or she shall have general charge of, and be charged with the duty of supervision of, the business of the Corporation and shall perform such duties as may, from time to time, be assigned to him or her by the Board of Directors.

         4.5 Duties of the President. The President shall have such powers and perform such duties as generally pertain to that position or as may from time to time, be assigned to him or her by the Chairman or Board of Directors.

         4.6 Duties of the Secretary. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the stockholders and the Board of Directors, and any committee of the Board of Directors, is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; he or she may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chairman, the President or the Board of Directors, or as may be required by law.

         4.7 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; he or she shall be custodian of the financial records of the Corporation; he or she shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman, the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In addition he or she shall perform such duties as may be assigned to him or her by the Chairman, the President, or the Board of Directors.

         4.8 Duties of Other Officers. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers

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authorized by the Board of Directors to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

         4.9 Voting Securities of Other Corporations. Any one of the Chairman, the President or the Treasurer shall have the power to act for and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock, or in connection with any consent of stockholders in lieu of any such meeting.

         4.10 Bonds. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.

                                   ARTICLE V.
                               SHARE CERTIFICATES

         5.1 Form. Shares of the Corporation shall, when fully paid, be either uncertificated or evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Any certificates shall be signed by the Chairman and the Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issue.

         5.2 Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

         5.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted a restriction is not enforceable against a person without knowledge of the restriction.

         5.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his or her legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation

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against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         6.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "TRIGON HEALTHCARE, INC." In the center shall be the word "SEAL".

         6.2 Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the end of the calendar year.

         6.3 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.


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